July 31, 1997

IGI, Inc. and Subsidiaries
Wheat Road and Lincoln Avenue
Buena, New Jersey 08310

      Re: Seventh Amendment to Second Amended and Restated Loan Agreement
          ---------------------------------------------------------------

Dear Sirs:

     Reference is made to the Second Amended and Restated Loan Agreement, dated as of December 13, 1995, by and among Fleet Bank-NH, Mellon Bank, N.A., and IGI, Inc. and certain of its subsidiaries (as heretofore amended, the "Loan Agreement"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

     This will confirm our mutual agreement to amend the Loan Agreement as follows:

         1. Extension of Line of Credit Commitment. The line of credit termination date is hereby extended to September 30, 1997, and the reference to "July 31, 1997" currently contained in Section 2.02(a) of the Loan Agreement is hereby amended to refer to "September 30, 1997."

         2. No Novation; Confirmation and Reaffirmation.

            (a) Each of the Borrowers hereby reaffirms all of its representations and warranties in the Loan Agreement (as amended hereby) and the Security Documents on and as of the date hereof, as if expressly made on and as of the date hereof.

            (b) Each of the Borrowers hereby confirms the ongoing validity of all of the Obligations outstanding on the date hereof (including but not limited to Obligations under the Notes), and further acknowledges, confirms and agrees that the amendment effected by this agreement does not constitute a novation of any of the Obligations outstanding on the date hereof.

            (c) Each of the Borrowers hereby reaffirms the validity of all of the liens and security interests heretofore granted to the Agent as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for the Obligations, continue to be and remain collateral for the Obligations from and after the effectiveness of this agreement.

            (d) Each of the Borrowers hereby represents, warrants and confirms that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

         3. Ongoing Force and Effect. Except as and to the extent expressly provided in this agreement, all covenants, terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect. All references to the Loan Agreement contained in the Notes and the Security Documents shall hereafter mean and refer to the Loan Agreement as amended by this agreement.

     Kindly confirm the Borrowers' agreement to the foregoing by countersigning a counterpart Copy of this letter in the spaces provided below.


                                            Very truly yours,

                                            FLEET BANK-NH

                                            By: /s/ Marcia LaTorre
                                                -------------------------------


                                            MELLON BANK, N.A.

                                            By: /s/ John P. Gallo
                                                -------------------------------


Acknowledged, Confirmed
and Agreed to:

IGI, INC.

By: /s/ Lawrence R. Hoffman
    ------------------------------


IGEN, INC.

By: /s/ George P. Warren, Jr.
    ------------------------------


IMMUNOGENETICS, INC.

By: /s/ Kevin J. Batton
    ------------------------------


BLOOD CELLS, INC.

By: /s/ Kevin J. Batton
    ------------------------------

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